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                                                                      EXHIBIT 10

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                          SECURITIES PURCHASE AGREEMENT


                                     BETWEEN


                              COMPUTER MOTION, INC.


                                       AND


                              THE PURCHASERS LISTED


                                ON ANNEX A HERETO


                                   DATED AS OF


                                FEBRUARY 16, 2001


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                          SECURITIES PURCHASE AGREEMENT

        SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of February 16, 2001, between COMPUTER MOTION, INC., a Delaware corporation (the "Company"), and the Purchasers listed in Annex A hereto (collectively, the "Purchasers").

                              W I T N E S S E T H:

        WHEREAS, the Company proposes to issue and sell an aggregate of (x) 10,024 shares (the "Preferred Shares") of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock"), which Preferred Shares will be convertible into shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), pursuant to the terms set forth in the Certificate of Designations Setting Forth the Preferences, Rights and Limitations of the Convertible Preferred Stock of Computer Motion, Inc. (the "Certificate of Designation"), the form of which is annexed hereto as Exhibit A, and (y) warrants (the "Warrants") to purchase up to an aggregate of 557,931 shares of Common Stock pursuant to the terms set forth in the Warrants, the form of which is annexed hereto as Exhibit B, on a private placement basis pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and the Purchasers severally and not jointly desire to purchase the Preferred Shares and the Warrants in the respective amounts set forth opposite their name in Annex A from the Company on such basis, on the terms and subject to the conditions set forth herein; and

        WHEREAS, the registered holders of the Preferred Shares and the Warrants will have registration rights with respect to such shares of Common Stock and/or, if applicable, other securities issuable upon conversion of the Preferred Shares or exercise of the Warrants (such shares of Common Stock and/or, if applicable, other securities, the "Conversion Shares") pursuant to the terms of the Registration Rights Agreement between the Company and the Purchasers (the "Registration Rights Agreement").

        NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        SECTION 1.01. CERTAIN DEFINITIONS. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Certificate of Designations. In addition, the following terms shall have the following respective meanings:

        "Affiliate" of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.



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        "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock, of such Person.

        "Closing" has the meaning set forth in Section 2.02.

        "Commission" means the United States Securities and Exchange Commission.

        "Escrow Agent" means the escrow agent under the Escrow Agreement.

        "Escrow Agreement" means the Escrow Agreement to be executed at the Closing by the Company, SG and the Escrow Agent.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Governmental Authority" means any federal or state government or political subdivision thereof and any agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Material Adverse Effect" has the meaning set forth in Section 3.01.

        "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

        "SEC Reports" means, collectively, the Company's Annual Report on Form 10-K for the year ended December 31, 1999, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Transaction Documents" means, collectively, this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Warrants and the Certificate of Designation.

        "United States" has the meaning ascribed to such term in Rule 902(p) of Regulation S under the Securities Act.

        "U.S. Person" has the meaning ascribed to such term in Rule 902(o) of Regulation S under the Securities Act.

        "Year 2000 Compliant" means, with respect to a Person's information technology, the information technology is designed to be used prior to, during, and after the calendar Year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it.



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                                   ARTICLE II

                                SALE AND PURCHASE

        SECTION 2.01. AGREEMENT TO SELL AND TO PURCHASE; PURCHASE PRICE. On the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser severally and not jointly hereby agrees to purchase from the Company, the number of Preferred Shares set forth opposite such Purchaser's name on Annex A at the purchase price set forth opposite such Purchaser's name on Annex A, payable in immediately available funds to the Company (such purchase price with respect to any Purchaser, the "Purchase Price").

        SECTION 2.02. CLOSING. (a) The closing of the sale and purchase of the Preferred Shares and the Warrants (the "Closing") shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company shall deliver to the Purchasers evidence of the filing of the Certificate of Designation with, and the acceptance thereof by, the Secretary of State of the State of Delaware; (ii) the Company shall execute, issue and deliver to each Purchaser certificates evidencing the Preferred Shares deliverable to such Purchaser as set forth on Annex A in such denominations as such Purchaser shall reasonably request; (iii) the Company shall execute, issue and deliver to each Purchaser Warrants to purchase the number of shares of Common Stock as set forth on Annex A; (iv) each Purchaser shall pay the Purchase Price as set forth on Annex A by wire transfer to the account designated by the Company in writing prior to the Closing; (v) the Company shall deliver to the Escrow Agent by wire transfer to the account designated by the Escrow Agent in writing prior to the Closing the amount of $2,000,000 as partial security for the Company's redemption obligation pursuant to Section 6.07 hereof; (vi) the Company shall pay the expenses set forth in Section 7.02 hereof by wire transfer to the account designated by Societe Generale, a bank organized under the laws of France ("SG"), in writing prior to the Closing; provided that, if SG so elects, such expenses may be netted against payment of SG's Purchase Price payable to the Company pursuant to clause (iv) above; (vii) the Company and the Purchasers shall execute and deliver the Registration Rights Agreement; (viii) the Company, SG and the Escrow Agent shall execute and deliver the Escrow Agreement; (ix) the Company shall deliver to the Purchasers a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Preferred Shares and the Warrants and the reservation and issuance of the Conversion Shares upon conversion of the Preferred Shares and exercise of the Warrants), which authorization shall be in full force and effect on and as of the date of such certificate, and (B) certifying and attesting to the office,



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incumbency, due authority and specimen signatures of each Person who executed any Transaction Document for or on behalf of the Company; (x) Stradling, Yocca, Carlson & Rauth, counsel to the Company, shall deliver to each Purchaser an opinion, dated the date of the Closing and addressed to the Purchasers, covering customary matters; and (xi) the following stockholders of the Company shall each deliver an irrevocable commitment to vote all of their shares of Capital Stock of the Company in favor of the proposal described in Section 6.07: Robert W. Duggan, Yulun Wang, Daniel R. Doiron, David A. Stewart, M. Jacqueline Eastwood and Richard DeRisio.

        (b) If the purchase price for less than all of the Preferred Shares is paid at the Closing, then such subscriber may tender the purchase price therefore no later than February 28, 2001; in such event the subscribers shall be deemed to have purchased the Preferred Shares at the Closing. In the event that all of the Preferred Shares are not paid for by February 28, 2001, the Company shall redeem the Preferred Shares paid for by the purchasers which did pay the purchase price at the Closing, at such purchasers' option, at 101% of their face amount plus accrued dividends thereon.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        As a material inducement to the Purchasers to purchase the Preferred Shares and the Warrants, the Company hereby represents and warrants to each Purchaser that, except as set forth in the Disclosure Schedules delivered by the Company to the Purchasers and attached hereto, on and as of the date hereof:

        SECTION 3.01. ORGANIZATION AND STANDING. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority, and all authorizations, licenses, permits and certifications necessary for it to own its properties and assets and to carry on its business as it is now being conducted (and, to the extent described therein, as described in the SEC Reports) and proposed to be conducted. The Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its businesses makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, assets, operations, properties, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, or any adverse effect on the Company's ability to consummate the transactions contemplated by, or to execute, deliver and perform its obligations under, each of the Transaction Documents (a "Material Adverse Effect").

        SECTION 3.02. SECURITIES OF THE COMPANY. The authorized Capital Stock of the Company consists of 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock; as of January 31, 2001, 10,179,563 shares of common stock and no shares of preferred stock were outstanding and 3,804,485 shares of Common Stock were reserved for issuance upon exercise of outstanding warrants or pursuant to the Company's Tandem Stock Option Plan or 1997 Stock Incentive Plan. Except as set forth in the SEC Reports or disclosed in Schedule 3.02,



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the Company has no other authorized, issued or outstanding equity securities or securities containing any equity features, or any other securities convertible into, exchangeable for or entitling any person to otherwise acquire any other securities of the Company containing any equity features. The Company has no stock option, incentive or similar plan other than the Tandem Stock Option Plan and the 1997 Stock Incentive Plan under which the issuance of 2,440,000 shares of Common Stock may be issued. All of the outstanding shares of Capital Stock of the Company have been duly and validly authorized and issued, and are fully paid and nonassessable. The Preferred Shares and the Warrants and all of the Conversion Shares have been duly and validly authorized. When issued against payment therefor as provided in this Agreement, the Preferred Shares and the Warrants will be validly issued and will constitute valid and enforceable obligations of the Company, enforceable against the Company in accordance with their respective terms (subject to the effects of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity). When issued upon conversion of the Preferred Shares or exercise of the Warrants (in the case of the Warrants, assuming payment of the exercise price therefor), the Conversion Shares will be validly issued, fully paid and nonassessable, free and clear of all preemptive rights, claims, liens, charges, encumbrances and security interests of any nature whatsoever. A sufficient number of shares of Common Stock has been duly reserved and will remain available for issuance upon conversion of the Preferred Shares and exercise of the Warrants. Except as set forth in this Section 3.02, the SEC Reports or Schedule 3.02 hereto, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Capital Stock of the Company or any other securities of the Company of any kind binding on the Company. Neither the issuance of the Preferred Shares or the Warrants nor the issuance of the Conversion Shares is subject to any preemptive rights, rights of first refusal or other similar limitation. Except as otherwise required by law, there are no restrictions upon the voting or transfer of any shares of the Company's Capital Stock pursuant to the Company's Certificate of Incorporation, bylaws or other documents. Except as provided herein or in the other Transaction Documents, there are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Capital Stock.

        SECTION 3.03. AUTHORIZATION; ENFORCEABILITY. The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Transaction Documents to be executed, delivered or performed by it and has taken all necessary corporate action to authorize the execution, delivery and performance by it of, and the consummation of the transactions contemplated by, the Transaction Documents. No other corporate proceeding on the part of the Company is necessary, and no consent of any shareholder of the Company is required, for the valid execution and delivery by the Company of the Transaction Documents, and except as described in Section
6.07 hereof, the performance and consummation by the Company of the transactions contemplated by the Transaction Documents to be performed by the Company. The Company has duly executed and delivered, or concurrently herewith is executing and delivering, each of the Transaction Documents and has filed the Certificate of Designation (or caused it to be filed) with the Secretary of State of the State of Delaware. Assuming the due execution of this Agreement, the Registration Rights Agreement and the Escrow Agreement by the Purchasers (and in the case of the Escrow Agreement, the Escrow Agent), this Agreement, the Registration Rights Agreement, the Escrow



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Agreement, the Series B Preferred Stock (including the terms set forth in the
Certificate of Designation) and the Warrants constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with each of their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        SECTION 3.04. NO VIOLATION; CONSENTS.

        (a) The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby to be performed by the Company do not and will not (i) contravene the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its subsidiaries or any of its respective property or assets is bound, (ii) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default or give rise to an event of acceleration under any contract, lease, loan or credit agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it or any of its subsidiaries is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, security interest, charge or encumbrance of any kind upon any of the properties, assets or Capital Stock of the Company or any of its subsidiaries, or (iii) violate any provision of the organizational and other governing documents of the Company or any of its subsidiaries.

        (b) No consent, approval, authorization or order of, or filing or registration with, any court or Governmental Authority or other Person is required to be obtained or made by the Company for the execution, delivery and performance of the Transaction Documents or the consummation of any of the transactions contemplated thereby (other than (i) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, (ii) the registration of the resale of the Conversion Shares with the Commission and pursuant to any state "blue sky" laws as contemplated by the Registration Rights Agreement, and (iii) the stockholder approval required by the rules applicable to companies whose common stock is quoted on NASDAQ described in Section 6.07 hereof), except for those consents or authorizations previously obtained and those filings previously made.

        SECTION 3.05. SECURITIES ACT REPRESENTATIONS. The Company has not offered or sold and will not offer or sell any shares of its Capital Stock (including any shares of Series B Preferred Stock or any warrants) in this offering other than the Preferred Shares and the Warrants. Assuming the accuracy of each Purchaser's representations pursuant to Section 4.02 hereof, the sale of the Preferred Shares and the Warrants hereunder is, and the issuance of the Conversion Shares upon conversion of the Preferred Shares and exercise of the Warrants will be, exempt from the registration requirements of the Securities Act. Neither the Company, nor any of its Affiliates, or, to its knowledge, any Person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Preferred Shares, Warrants or Conversion Shares. Neither the Company, nor any of its Affiliates, nor to its knowledge, any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security other than pursuant to this Agreement under




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circumstances that would require registration under the Securities Act of the
Preferred Shares or Warrants to be issued under this Agreement. The Company is eligible to use Form S-3 under the Securities Act to file the Registration Statement (as defined in the Registration Rights Agreement). The Company has not provided any Purchaser with any material non-public information that, according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to engaging in the transactions contemplated by the Transaction Documents but that has not been so disclosed.

        SECTION 3.06. SOLVENCY; NO DEFAULT. (a) The Company is, and upon giving effect to the transactions contemplated hereby to be performed by it as of the Closing will be, Solvent. "Solvent" means that, as of the date of determination,
(i) the then fair saleable value of the assets of the Company (on a consolidated basis) exceeds the then total amount (on a consolidated basis) of its debts and other liabilities, (including any guarantees and other contingent, subordinated, unmatured or unliquidated liabilities whether or not reduced to judgment, disputed or undisputed, secured or unsecured), (ii) the Company has sufficient funds and cash flow to pay its liability on its existing debts as they become absolute and matured, (iii) final judgments against the Company in pending or, to the Company's knowledge, threatened actions for money damages will not be rendered at a time when, or in an amount such that, the Company will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account (a) the maximum reasonable amount of such judgments in any such actions (other than amounts that would be remote), (b) the earliest reasonable time at which such judgments would be rendered and (c) any reasonably expected insurance recovery with respect thereto), and (iv) the Company does not have unreasonably small capital with which to engage in its present business.

        (a) The Company is not, and immediately after the consummation of the transactions contemplated hereby to be performed by the Company will not be, in default of (whether upon the passage of time, the giving of notice or both) its organizational and other governing documents, or any provision of any security issued by the Company, or of any agreement, instrument or other undertaking to which the Company is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its property or assets is bound, which default or violation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        SECTION 3.07. NO BROKERS. Other than Brighton Capital Ltd., no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, placement or similar fee or other commission in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company.

        SECTION 3.08. SEC REPORTS; FINANCIAL CONDITION; NO ADVERSE CHANGES. (a) The audited consolidated financial statements of the Company and the related notes thereto as of December 31, 1999 reported on by Arthur Andersen LLP, independent accountants, copies of which have heretofore been furnished to the Purchasers and are publicly available, present fairly the financial condition, results of operations and cash flows of the Company (on a consolidated basis) at such date and for the periods set forth therein. The unaudited consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows at and for the period ended September 30, 2000 (or such more recent financial statements as are



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included in the SEC Reports) (such audited and unaudited consolidated financial statements, collectively, the "Financial Statements"), copies of which have heretofore been furnished to the Purchasers and are publicly available, present fairly the financial condition, results of operations and cash flows of the Company (on a consolidated basis) at such date and for the periods set forth therein, subject to normal year-end adjustments with respect to the September 30, 2000 financial statements (or such more recent financial statements as are included in the SEC Reports). The Financial Statements, including the related schedules and notes thereto (if any), have been prepared in accordance with generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as in effect on the date of filing of such documents with the Commission, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) unless otherwise expressly stated therein. Except as disclosed in the SEC Reports, during the period from January 1, 2000 to and including the date hereof, there has been no sale, transfer or other disposition by the Company of any material part of the business, property or securities of the Company and no purchase or other acquisition of any business, property or securities by the Company material in relation to the financial condition of the Company.

        (b) Except as are fully reflected or reserved against in the Financial Statements and the notes thereto, there are no liabilities or obligations with respect to the Company or any of its subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) that, either individually or in the aggregate, after taking into account (a) the maximum reasonable amount of any liability that may arise on account of any litigation or any other contingent liability or obligation (other than amounts that would be remote), (b) the earliest reasonable time at which any such liability or obligation may become due and (c) any reasonably expected insurance recovery with respect thereto, could reasonably be expected to have a Material Adverse Effect.

        (c) Since December 31, 1999, except as set forth in the SEC Reports, there has been no development or event, nor any prospective development or event known to the Company or any of its subsidiaries, or any litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a court or administrative agency of competent jurisdiction pending, threatened or, to the knowledge of the Company, contemplated, or any action of any Governmental Authority, that has had or could reasonably be expected to have a Material Adverse Effect.

        SECTION 3.09. USE OF PROCEEDS; FEDERAL REGULATIONS. No part of the net proceeds from the sale of the Preferred Shares and the Warrants will be used in a manner that would violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Company will not use such proceeds other than for or in connection with general working capital and repayment of existing debt and to fund the Escrow Agreement.

        SECTION 3.10. SUBSIDIARIES. As of the date hereof, the Company has no subsidiaries other than Computer Motion, S.A., a French corporation.



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        SECTION 3.11. YEAR 2000 COMPLIANCE. The Company and its subsidiaries are
Year 2000 Compliant. To the knowledge of the Company each of the suppliers, vendors and customers material to the operations of the Company and its subsidiaries is Year 2000 Compliant.

        SECTION 3.12. NO INTEGRATED OFFERING. Neither the Company, nor any of its Affiliates, nor to its knowledge any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the offer and sale of the Preferred Shares and the Warrants.

        SECTION 3.13. NO LITIGATION. Except as set forth in Schedule 3.13, hereto, no litigation or claim (including those for unpaid taxes), or environmental proceeding against the Company or any of its subsidiaries is pending, threatened or, to the Company's best knowledge, contemplated that, if determined adversely, would (after taking into consideration any reasonably expected insurance recovery with respect thereto) have a Material Adverse Effect on the Company.

        SECTION 3.14. ENVIRONMENTAL MATTERS. The Company and each of its subsidiaries is in compliance in all material respects with all applicable state and federal environmental laws, and no event or condition has occurred that may interfere in any material respect with the compliance by the Company or any of its subsidiaries with any environmental law or that may give rise to any liability under any environmental law that, individually or in the aggregate, would have a Material Adverse Effect.

        SECTION 3.15. INTELLECTUAL PROPERTY. The Company (and/or its subsidiaries) owns or has licenses to use certain patents, copyrights and trademarks ("intellectual property") associated with its business. The Company and its subsidiaries have all intellectual property rights that are needed to conduct the business of the Company and its subsidiaries as it is now being conducted as disclosed in the SEC Reports. The intellectual property rights that the Company (and/or its subsidiaries) owns are valid and enforceable. The use of such intellectual property by the Company (and/or its subsidiaries') does not infringe upon or conflict with any right of any third party, and neither the Company nor any of its subsidiaries has received notice, written or otherwise, of any such infringement or conflict. Except as set forth in the SEC Reports, the Company has no knowledge of any infringement of its (and/or its subsidiaries) intellectual property by any third party.

        SECTION 3.16. INSURANCE. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it and its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.



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        SECTION 3.17. RELATED PARTY TRANSACTIONS. Except as disclosed in
Schedule 3.17 none of the officers, directors, employees or 5% or greater shareholders of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or the advances of money or otherwise requiring payments to or from any such officer, director, employee or shareholder or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, employee or shareholder has a substantial interest or is an officer, director, trustee or partner.

        SECTION 3.18. PERMITS. The Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits except for such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect. To the best of its knowledge neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits.

        SECTION 3.19. INTERNAL ACCOUNTING CONTROLS. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        SECTION 3.20. TAX RETURNS. The Company has filed or caused to be filed all Federal tax returns and all material state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable by it on such returns or on any assessments received by it, except any such tax, the validity or amount of which is being contested in good faith by appropriate proceedings and as to which the Company has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles. Neither the Company nor its subsidiaries has received any tax assessment, notice of audit, notice of proposed adjustment or deficiency notice from any taxing authority.

        SECTION 3.21. DISCLOSURE. The representations and warranties of the Company in this Agreement and the statements contained in the SEC Reports and the schedules, certificates and exhibits furnished to the Purchasers by or on behalf of the Company in connection herewith do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements herein or therein not misleading. The SEC Reports contain all material information concerning the Company required to be set forth therein, and no event or circumstance has occurred or exists since September 30, 2000, that would require the Company to disclose such event or circumstance in order to make the statements in the SEC Reports not misleading as of the date of the Closing but that has not been so disclosed. The Company hereby acknowledges that the Purchasers are and will be relying on the SEC Reports and the Company's representations, warranties and covenants contained herein in making an investment decision with respect to the Preferred Shares and the Warrants and will be relying thereon (together with future reports filed with the Commission) in connection with any transfer of Preferred Shares, Warrants and Conversion Shares or any acquisition of Conversion Shares upon the conversion of the Preferred Shares or exercise of the Warrants.

                                   ARTICLE IV

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

        Each Purchaser hereby acknowledges, represents, warrants and covenants, severally and not jointly, to the Company as follows:

        SECTION 4.01. AUTHORIZATION; ENFORCEABILITY; NO VIOLATIONS.

        (a) Such Purchaser (unless such Purchaser is an individual) is duly organized, validly existing and in good standing under the laws of its jurisdiction, has all requisite power and authority to execute, deliver and perform the terms and provisions of this Agreement, the Registration Rights Agreement and the Escrow Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement, the Registration Rights Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby to be performed by it.

        (b) The execution, delivery and performance by such Purchaser of this Agreement, the Registration Rights Agreement and, in the case of SG, the Escrow Agreement, and the consummation by such Purchaser of the transactions contemplated hereby and thereby to be performed by it do not and will not violate any provision of (i) such Purchaser's organizational documents or (ii) any law, statute, rule, regulation, order, writ, injunction, judgment or decree to which such Purchaser is subject. Such Purchaser has duly executed and delivered this Agreement and has executed and delivered, or concurrently herewith is executing and delivering, the Registration Rights Agreement and, in the case of SG, the Escrow Agreement. Assuming the due execution hereof and thereof by the Company and by each other Purchaser, each of this Agreement, the Registration Rights Agreement and, in the case of SG the Escrow Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        SECTION 4.02. SECURITIES ACT REPRESENTATIONS; LEGENDS.

        (a) Such Purchaser understands that: (i) the offering and sale of the Preferred Shares and the Warrants to be issued and sold hereunder is intended to be exempt from the registration requirements of the Securities Act; (ii) neither the Preferred Shares or the Warrants nor the Conversion Shares have been registered under the Securities Act or any other applicable securities laws and such securities may be resold only if registered under the Securities Act and any other applicable securities laws or if an exemption from such registration requirements is available; and (iii) the Company is required to register any resale of the Preferred Shares, the Warrants or the Conversion Shares under the Securities Act and any other applicable securities laws only to the extent provided in the Registration Rights Agreement.

        (b) The Preferred Shares and the Warrants to be acquired by such Purchaser pursuant to this Agreement are being acquired for its own account, for investment purposes, and not with a view to, or for sale in connection with, any distribution thereof or (other than the resale of Conversion Shares pursuant to an effective registration statement as contemplated by the Registration Rights Agreement) of Conversion Shares issuable upon conversion of the Preferred Shares or exercise of the Warrants in violation of the Securities Act or any other securities laws that may be applicable.

        (c) Such Purchaser is not an affiliate (as such term is defined in the Securities Act) of the Company.

        (d) Such Purchaser (i) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Preferred Shares and the Warrants and is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Preferred Shares and the Warrants; (ii) believes that its investment in the Preferred Shares and the Warrants are suitable for it based upon its objectives and financial needs, and such Purchaser has adequate means for providing for its current financial needs and business contingencies and has no present need for liquidity of investment with respect to the Preferred Shares and the Warrants; (iii) has no present plan, intention or understanding and has made no arrangement to sell the Preferred Shares, the Warrants or the Conversion Shares at any predetermined time or for any predetermined price; (iv) has not purchased, sold or entered into any put option, short position or similar arrangement with respect to the Common Stock, and will not, for so long as it owns any Preferred Shares, Warrants or Conversion Shares, purchase, sell or enter into any such put option, short position or similar arrangement in any manner that violates the provisions of the Securities Act or the Exchange Act.

        (e) No oral or written statements or representations have been made to such Purchaser by or on behalf of the Company in connection with the offering and sale of the Preferred Shares and the Warrants hereunder other than those set forth in the SEC Reports, or as set forth herein or in the other Transaction Documents, and such Purchaser is not subscribing for the Preferred Shares and the Warrants as a result of, or in response to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting.

        (f) Such Purchaser acknowledges that the Securities Act restricts the transferability of securities, such as the Preferred Shares, Warrants and Conversion Shares, issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereunder, and that, subject to Section 6.02 hereof, the certificates representing the Preferred Shares, the Warrants and the Conversion Shares will bear a legend in substantially the following form, by which such Purchaser and each subsequent holder of such securities will be bound:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND AS OF THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A) TO COMPUTER MOTION, INC. (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE HOLDER OF THIS CERTIFICATE AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY OR ANY SECURITY ISSUED UPON CONVERSION HEREOF IS TRANSFERRED (UNLESS SUCH SECURITY IS TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY PROPOSED TRANSFER PURSUANT TO CLAUSES (B), (C) OR
        (D) ABOVE, THE COMPANY MAY REQUIRE THAT THE TRANSFEROR FURNISH IT WITH AN OPINION OF COUNSEL CONFIRMING THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

        SECTION 4.03. NO BROKERS. No broker, finder, agent or similar intermediary is entitled to any broker's, finder's, placement or similar fee or other commission in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser.

                                    ARTICLE V

                          COVENANTS OF SOCIETE GENERALE

        SECTION 5.01. NO INFLUENCE ON BUSINESS. Societe Generale ("SG") (whether in its capacity as holder of the Preferred Shares, the Warrants and/or the Conversion Shares or otherwise) covenants and agrees with the Company that it will not: (a) in any manner exercise or attempt to exercise a controlling influence over the management or policies of the Company or attempt to influence the business activities or decisions or the Company; (b) propose a director or slate of directors to serve on the board of directors of the Company; (c) have or seek to have a representative of SG be appointed to serve as a director of the Company or participate as an observer at meetings of the board of directors (or committees thereof) or have or seek to have any employee or representative of SG serve as an officer, agent or employee of the Company; (d) attempt to influence the dividend policies or practices of the Company; (e) solicit or participate in soliciting proxies with respect to any matter presented to the shareholders of the Company; (f) dispose or threaten to dispose of the Preferred Shares, Warrants or Conversion Shares to any third party in any manner as a condition to specific action or non-action by the Company; or (g) enter into any joint venture, enterprise or undertaking of any kind with the Company.

        SECTION 5.02. LIMITATIONS ON RESALES. SG covenants and agrees that it (together with its Affiliates) will not transfer the Preferred Shares or the Warrants to any Person (together with such Person's Affiliates), other than the Company or Affiliates of SG, in a transaction or series of transactions, in an aggregate principal amount in excess of such principal amount as would be convertible or exercisable at the date of transfer into in excess of 2% of the issued and outstanding shares of Common Stock of the Company (based upon, in the case of the Preferred Shares, the applicable Conversion Price (as defined in the Certificate of Designation) and number of shares of Common Stock of the Company issued and outstanding on the applicable date of transfer and without giving effect to any limitations on conversion or exercise set forth in the Certificate of Designation and the Warrants). SG further covenants and agrees that it will not knowingly transfer to any Person (together with such Person's Affiliates), other than the Company or Affiliates of SG, in a transaction or series of transactions, Conversion Shares in an aggregate amount in excess of 2% of the issued and outstanding shares of Common Stock of the Company (based upon the number of shares of Common Stock of the Company issued and outstanding on the applicable date of transfer); in furtherance thereof, SG covenants and agrees that it shall not during any five (5) consecutive trading days transfer Conversion Shares in secondary market transactions in which the identity of the acquiror is not known to SG in an amount in excess of 2% of the issued and outstanding shares of Common Stock of the Company (based upon the number of shares of Common Stock of the Company issued and outstanding on the applicable date of transfer). SG covenants and agrees that the foregoing transfers to third parties shall be made in bona fide, arms-length transactions and that upon any such transfer, it will not retain the power to control the disposition of the securities transferred or, in the case of Conversion Shares, to direct the voting with respect thereto.

                                   ARTICLE VI

                                    COVENANTS

        SECTION 6.01. EXEMPTION FROM REGISTRATION; LIMITATION ON ISSUANCE OF SECURITIES; RIGHT OF PARTICIPATION.

        (a) The Company will not make any offer to sell, solicit any offer to buy, agree to sell or sell any security or right to acquire any security, except at such time and in such manner so as not to cause the loss of any of the exemptions for the offer and sale of the Preferred Shares or the Warrants hereunder and for the issuance of the Conversion Shares upon conversion of the Preferred Shares or exercise of the Warrants from the registration requirements under the Securities Act or under the securities or "blue sky" laws of any jurisdiction in which such offer, sale or issuance is made. Without limiting the generality of the foregoing, the Company will not make any offer to sell, solicit any offer to buy, agree to sell or sell any securities similar in tenor to the Preferred Shares or the Warrants or right to acquire any securities similar in tenor to the Preferred Shares or the Warrants during the period commencing on the date of the Closing and ending one hundred and eighty (180) days thereafter.

        (b) In addition to the foregoing limitation on the issuance of securities, for a period commencing on the date of the Closing and ending 18 months thereafter, without obtaining the prior written consent of the Purchasers, the Company will not issue any type of security convertible into shares of Common Stock with a floating conversion price which provides for a minimum conversion price that could be lower than $2.72.

        (c) Each Purchaser, for so long as it owns Preferred Shares, shall have the right to participate, on a pro rata basis and on the same terms as other investors, in issuances by the Company for capital raising purposes of equity securities (or securities convertible into or exercisable for, equity securities) other than bona fide underwritten offerings registered under the Securities Act or issuances of securities in connection with strategic transactions. Such Purchaser's pro rata participation right shall be equal to a fraction, the numerator of which shall be the number of shares of Common Stock into which such Purchaser's then outstanding Preferred Shares are convertible (inclusive of accrued dividends) based upon the lower of (A) the then applicable conversion price or (B) in the event notice of such issuance occurs prior to the passage or elimination of the Reset Dates, the Market Price per share of Common Stock (subject to a floor equal to the Conversion Price Floor, in each case at the time notice of such proposed issuance is given as set forth below, calculated irrespective of any limitation on conversion set forth in any Transaction Document, (the "Purchaser Proportionate Interest") and the denominator of which shall be the sum of the Purchaser Proportionate Interest and the number of shares of Common Stock outstanding at the time notice of such proposed issuance is given as set forth below. In the event the Company proposes to issue a security to which Purchasers' would be entitled to participate pursuant to the foregoing, the Company shall notify each Purchaser in writing at least 30 days prior to the issuance date of the proposed issuance date, the terms of such offering and the Purchaser's pro rata right up to which it is entitled to participate. In order to participate in such offering, a Purchaser must notify the Company in writing at least 10 days prior to the designated issuance date and specify the amount of securities, up to its pro rata amount, that it wishes to purchase. If the Purchaser does not so notify the Company, the Company may issue such securities on the terms set forth in the notice to Purchasers. In the event the terms of the offer are subsequently varied by the Company, the Company must then again notify Purchasers as set forth above.

        SECTION 6.02. TRANSFER RESTRICTIONS; DELIVERY OF CONVERSION SHARES.

        (a) Each Purchaser acknowledges that any proposed offer, sale, pledge or other transfer of Preferred Shares, Warrants or Conversion Shares prior to the date that is two (2) years from the Closing (or such other date as may be required pursuant to Rule 144 under the Securities Act (or similar successor provision) as in effect from time to time), in the absence of registration under the Securities Act, is limited. Accordingly, prior to such passage of time or such registration, the Preferred Shares, the Warrants or the Conversion Shares may be offered, sold, pledged or otherwise transferred only (i) to the Company, (ii) in an offshore transaction in accordance with Rule 904 under the Securities Act, (iii) pursuant to any other exemption from registration provided by the Securities Act, (iv) pursuant to Rule 144 under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act; in the case of any transfer pursuant to clause (ii), (iii) or (iv), the Company shall be entitled to receive an opinion of the selling Purchaser's counsel, in form and substance reasonably satisfactory to the Company, to the effect that registration is not required in connection with such disposition. Any Preferred Shares or Warrants sold to the Company may not be reissued or resold.

        (b) The Company agrees to issue certificates representing the Preferred Shares, Warrants or Conversion Shares without the legend referenced in Section 4.02(a) above at such time as (i) the holder thereof is permitted to dispose of such Preferred Shares, Warrants or Conversion Shares pursuant to Rule 144 (k) under the Securities Act (to the extent applicable), (ii) such Preferred Shares, Warrants or Conversion Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company) are able to dispose of such securities publicly without registration under the Act and such legend is no longer required to be included on the certificates representing the Preferred Shares, Warrants or Conversion Shares or (iii) such Preferred Shares, Warrants or Conversion Shares are sold pursuant to an effective registration statement under the Securities Act.

        (c) In the alternative to physical delivery of certificates for Conversion Shares, if delivery of the Conversion Shares pursuant to any conversion thereunder may be effectuated by electronic book-entry through The Depositary Trust Company ("DTC"), delivery of Conversion Shares pursuant to such conversion shall, if requested by the relevant Purchaser (or holder of Conversion Shares), settle by book-entry transfer through DTC by the third trading day following the Date of Conversion (as defined in the Certificate of Designation) or the date of exercise of the Warrants pursuant to the terms thereof, as appropriate. The parties agree to coordinate with DTC to accomplish this objective.

        SECTION 6.03. RULES 144; CURRENT INFORMATION. For so long as any Preferred Shares, Warrants or Conversion Shares are outstanding, the Company will (i) cause its Common Stock to continue to be registered under Section 12 of the Exchange Act, file all reports required to be filed by it under the Securities Act and the Exchange Act and will take such further actions as any Purchaser may reasonably request, all to the extent required from time to time to enable any Purchaser to sell Preferred Shares, Warrants and Conversion Shares without registration under the Securities Act pursuant to the safe harbors and exemptions provided by Rule 144 under the Securities Act (to the extent applicable), as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, and (ii) furnish each Purchaser with all reports, proxy statements and registration statements that the Company files with the Commission or distributes to its securityholders pursuant to the Securities Act and the Exchange Act at the times of such filings and distributions (unless such documents are available electronically from the Commission or elsewhere without charge and within a period reasonably contemporaneous with the filing thereof with the Commission, in which case such documents need not be provided to any Purchaser). Upon the request of any Purchaser, the Company will deliver to such Purchaser a written statement as to whether it has complied with the foregoing requirements.

        SECTION 6.04. RESERVATION OF CONVERSION SHARES. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, sufficient shares of Common Stock to provide for the issuance of the Conversion Shares in an amount equal to the balance of the Maximum Share Issuance (as defined in the Certificate of Designation) not then yet issued.

        SECTION 6.05. STOCK LISTING. The Company shall endeavor to have the Conversion Shares in an amount equal to the Maximum Share Issuance approved for quotation or listing, prior to issuance, upon the Approved Market (as defined in the Certificate of Designation) upon which the Common Stock is listed or traded at the time of issuance of such Conversion Shares.

        SECTION 6.06. TRANSACTIONS IN RESET PERIOD. During the 30 days immediately preceding any Reset Date (as defined in the Certificate of Designation) (such 30-day period, a "Reset Period"), (i) the Company and its affiliates shall not purchase, or agree to purchase, any Common Stock in an open market transaction and (ii) the Purchasers shall not sell, or agree to sell, any Common Stock (x) unless there has been, during the 60 days prior to or during any Reset Period, a circumstance or event that has resulted in, or could reasonably be expected to have, a Material Adverse Effect, (y) unless the sale price in any such transaction is at least 150% of the Initial Conversion Price (as defined in the Certificate of Designation), and (z) provided that if the sale price in any such transaction is greater than 110% but less than 150% of the Initial Conversion Price, the Purchasers may sell, or agree to sell, on any trading day up to 20% of the average daily trading volume of the Common Stock during the 30 trading days immediately preceding such trading day.

        SECTION 6.07. STOCKHOLDER APPROVAL; MINIMUM REVENUE. In order to satisfy Nasdaq's stockholder approval requirements, the Company will use its best efforts to hold a stockholders meeting as soon as reasonably practicable to obtain stockholder approval to allow for the issuance to the Purchasers of the maximum number of shares of Common Stock which the Purchasers could acquire upon conversion of the Preferred Shares in accordance with the terms thereof, which maximum amount is in excess of 20% of the currently outstanding shares of Common Stock of the Company. In addition, the Company hereby covenants that its consolidated revenue, based on the Company's financial results for the period determined on a basis consistent with past practices, for the three months ended March 31, 2001 will be at least $4.5 million (the "Minimum Revenue Requirement"). Pursuant to this Agreement and the Escrow Agreement, one-half of the aggregate Purchase Price received by the Company at the Closing from SG will be deposited with the Escrow Agent (the "Escrowed Funds") as partial security for the Company's redemption obligation set forth below with respect to SG only pending the Company's obtaining Stockholder Approval and publicly announcing its results for the first quarter of 2001 which confirm that it has met the Minimum Revenue Requirement (the "Minimum Revenue Confirmation"). If Stockholder Approval is obtained, and the Minimum Revenue Confirmation occurs, by May 31, 2001, then, pursuant to the terms of the Escrow Agreement, the Escrowed Funds, together with accrued interest thereon, will be released to the Company. If Stockholder Approval is not obtained or the Minimum Revenue Confirmation does not occur by May 31, 2001, (i) the Company will redeem from SG and the other Purchasers one-half of each of its Preferred Shares originally purchased at a redemption price of 115% of the face value of such Preferred Shares plus accrued dividends (the "Redemption Price"), (ii) the

Escrowed Funds, together with the accrued interest thereon, will, pursuant to the terms of the Escrow Agreement, be released to SG as partial satisfaction of the Redemption Price payable to SG, (iii) the Company will pay the remaining balance of the Redemption Price to SG and the Redemption Price payable to the other Purchasers within one business day after May 31, 2001 and (iv) upon payment in full, SG and the other Purchasers will surrender certificates representing such redeemed Preferred Shares for cancellation.

                                   ARTICLE VII

                                  MISCELLANEOUS

        SECTION 7.01. PRESS RELEASES AND DISCLOSURE. No party hereto shall issue any press release or make any other public disclosure related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or public disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is satisfactory to all parties.

        SECTION 7.02. EXPENSES. Except as otherwise expressly provided for herein, the Company will pay all of SG's expenses (including reasonable attorneys' fees and expenses) in connection with the negotiation of the Transaction Documents and the performance of due diligence by SG (whether the transactions contemplated hereby are consummated or not) subject to a maximum of $35,000. Such expenses of SG shall be payable at the Closing and may be netted against the Purchase Price otherwise payable to the Company by SG.

        SECTION 7.03. NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company, to:
Computer Motion, Inc., 130 Cremona Drive, Goleta, CA 93117 Attention: Gordon Rogers, Facsimile No.: 805-685-9277, with copies (which shall not constitute notice) to: Stradling, Yocca, Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, CA 92660, Attention: Lawrence Cohn, Facsimile No.: (949) 725-4100; and (ii) if to any Purchaser, at the address of such Purchaser set forth on Annex A. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service.

        SECTION 7.04. ENTIRE AGREEMENT. This Agreement (together with the other Transaction Documents and all other documents delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

        SECTION 7.05. AMENDMENT AND WAIVER. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification or waiver is sought to been enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

        SECTION 7.06. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company or, prior to the Closing, any Purchaser without the prior written consent of the other parties hereto; provided that any Purchaser may assign or delegate its rights, duties and obligations hereunder, prior to the Closing, to any Affiliate of such Purchaser. Subsequent to the Closing, this Agreement may be assigned by any Purchaser to any transferee of Preferred Stock provided that such transferee agrees to be bound by the terms hereof by executing and delivering to the Company a counterpart of this Agreement. Except as provided in the preceding sentence, any purported assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the other party hereto shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth above.

        SECTION 7.07. SEVERABILITY. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

        SECTION 7.08. FURTHER ASSURANCES. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

        SECTION 7.09. TITLES AND HEADINGS. Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

        SECTION 7.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

        SECTION 7.11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, all of which taken together shall constitute one and the same instrument.

        SECTION 7.12. ELECTION OF CERTAIN PURCHASERS. Each of Catalpa Enterprises Ltd., BayStar Capital, LP, BayStar International, Ltd. and Mssrs. Henley, Duggan and Zanganeh elect to opt out of the conversion limitation provisions contained in Section 4(b) of the Certificate of Designations and
Section 8.03(B) of the Warrants. No other Purchaser has made or after the date hereof may make, such election.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                            COMPUTER MOTION, INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            SOCIETE GENERALE


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            CATALPA ENTERPRISES LTD.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            ------------------------------------
                                            JEFFREY O. HENLEY


                                            ------------------------------------
                                            ROBERT W. DUGGAN


                                            ------------------------------------
                                            MAHKAM ZANGANEH


                                            BAYSTAR CAPITAL, LP


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:



                                            BAYSTAR INTERNATIONAL, LTD.


                                            By:
                                                --------------------------------

                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                                                         ANNEX A

                                   PURCHASERS

------------------------------------------ ----------------------------------- ----------------
                                           SHARES OF CONVERTIBLE PREFERRED     AGGREGATE
PURCHASER NAME                             STOCK/WARRANTS PURCHASED            PURCHASE PRICE
AND NOTICE ADDRESS                         FROM THE COMPANY                    PAID AT CLOSING
------------------------------------------ ----------------------------------- ----------------
Societe Generale                           4,000 Preferred Shares              $4,000,000
c/o SG Cowen Securities Corporation        221,402 Warrants
1221 Avenue of the Americas
New York, NY 10020
Attn:  Guillaume Pollet
Facsimile No.:  (212) 278-5467
Telephone No.:  (212) 278-5260

with a copy to:

Jones, Day, Reavis & Pogue
599 Lexington Avenue
New York, New York 10022
Attn:  J. Eric Maki
Facsimile No.:  (212) 755-7306
Telephone No.:  (212) 326-3780
------------------------------------------ ----------------------------------- ----------------
CATALPA ENTERPRISES LTD.                   3,000 Preferred Shares              $3,000,000
c/o Kenneth J. Flood                       166,051 Warrants
155 Edgehill Drive
R.R.#1
Kitchener, Ontario N2G 3W6
------------------------------------------ ----------------------------------- ----------------
Jeffrey O. Henley                          500 Preferred Shares                $500,000
51 Monte Vista                             27,675 Warrants
Atherton, CA 94027
------------------------------------------ ----------------------------------- ----------------

------------------------------------------ ----------------------------------- ----------------
                                           SHARES OF CONVERTIBLE PREFERRED     AGGREGATE
PURCHASER NAME                             STOCK/WARRANTS PURCHASED            PURCHASE PRICE
AND NOTICE ADDRESS                         FROM THE COMPANY                    PAID AT CLOSING
------------------------------------------ ----------------------------------- ----------------
Robert W. Duggan                           1,500 Preferred Shares              $1,500,000
c/o Duggan and Associates                  83,025 Warrants
1933 Cliff Drive
Suite 30
Santa Barbara, CA 93109
------------------------------------------ ----------------------------------- ----------------
Mahkam Zanganeh                            24 Preferred Shares                 $24,000
25 Place des Halles                        1,328 Warrants
67000 Strasbourg
France
------------------------------------------ ----------------------------------- ----------------
BayStar Capital, LP                        700 Preferred Shares                $700,000
c/o BayStar Management LLC                 38,745 Warrants
1500 West Market Street
Mequon, WI 53092
Attn:  Mr. Brian Davidson
------------------------------------------ ----------------------------------- ----------------
BayStar International, Ltd.                300 Preferred Shares                $300,000
c/o BayStar International Management LLC   16,605 Warrants
1500 West Market Street
Mequon, WI 53092
Attn:  Mr. Brian Davidson
------------------------------------------ ----------------------------------- ----------------

                                    EXHIBIT A

                       FORM OF CERTIFICATE OF DESIGNATION

                                [See Exhibit 4.1]

                                    EXHIBIT B

                                FORM OF WARRANTS

                                [See Exhibit 4.3]